UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2010

SINOBIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-144910	26-3002371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8 Zhong Tian Road, Nantong City, Jiangsu Province, People’s Republic of China 226009
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 51-385328336

Copies to:
Gregory Sichenzia, Esq.
Jessica Yuan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 30, 2010, Mr. Jianguo Wang resigned from the board of directors of Sinbiopharma, Inc. (the “Company”).   Mr. Wang resigned for personal reasons and there was no dispute which led to his resignation.

On May 30, 2010, pursuant to resolution, the board increased its size to seven members.  Mr. Du Wang was appointed to fill the existing vacancy on the board.  Mr. Eric Shi and Ms. Hoki Luk were appointed to fill the vacancies in the board created from the expansion.

Dr. Du Wang has been a private investor since 2000.  His major accomplishments include founding the first non-performing loan (NPL) investment fund in China.  From 1998 until 2000 he was president of JP Morgan Chase Hong Kong.  Prior, beginning in 1997 until 1998 he managed Smith Investments, a distressed asset investment fund based in New York.  Dr. Du Wang was also a fund manager at Princeton Capital Management, a New York security investment fund, from 1991 to 1997.   He received his Ph.D. in Economics from the State University of New York (SUNY) at Stony Brook and holds a Masters in Management from Stevens Institute of Technology in New Jersey.  He also has received a Bachelor Degree in Business Administration from Tianjin University in China.

Dr. Eric Shi is the founder of DiereTech Bio-Pharma, Inc. since 2009. DiereTech Bio-Pharma focuses on developing new drugs for the China market. Prior to founding DiereTech Bio-Pharma, in 2004, Dr. Shi incorporated DiereTech Investment Limited, Inc., a Hong Kong company engaged in investing new drug projects in China and in European countries. In 2005, Dr. Shi incorporated DierePharma, Inc. in New York. DierePharma conducts deep research and development on drugs with IP obtained by DiereTech Investment Limited. In 2006, Mr. Shi incorporated Beijing Unimedex Science & Technology Development Co., Ltd., a company located in Beijing and currently conducting research on medical apparatus and instruments for urine control. Dr. Shi was the Chief Professor at the Long Island Jewish Medical Center Department of Radiation since 2004. Prior to that, from 1994 to 2003, Dr. Shi was Associate Professor at Albert Einstein College of Medicine. In 1993, Dr. Shi received his post-doctorate training from Georgetown University Cancer Research Center and earned his PhD in Biochemistry from Dartmouth Medical School in 1989. He received his Bachelor’s degree from Beijing University in 1983.

Ms. Hoki Luk has been the founder and managing partner of Western Bridge LLC based in Stamford Connecticut since June 2009.  Western Bridge is an investment relations and business development company facilitating relationship between U.S. and Chinese companies.  Prior to serving at Western Bridge LLC, from November 1997 until May 2009 she was an Analyst for Citigroup, Hong Kong where she concentrated on the Chinese healthcare market.  From December 2005 to October 2007, Ms. Luk served as associate and junior analyst at Sivic Global Healthcare in New York, where her primary responsibilities were to identify new investments and make investment recommendations for U.S. and Chinese companies.   Ms.  Luk  also previously served as an associate analyst in New York working in the U.S. biotechnology and China healthcare markets with UBS from May 2002 to August 2004, Credit Suisse First Boston from February 2001 to May 2002, and Salomon Smith Barney from June 1999 to February 2001.   Mr. Hoki Luk graduated from the University of California at Berkeley with a bachelor’s degree in Business Administration.

On May 30, 2010, pursuant to resolution, the board resolved that the company would issue Ms. Luk 300,000 shares of the Company’s common stock within three months from the date of this resolution as compensation for serving as an independent director.

There are no understandings or arrangements between Mr. Du Wang, Mr. Eric Shi, or Ms. Hoki Luk and any other person pursuant to which Mr. Du Wang, Mr. Eric Shi, or Ms. Hoki Luk was appointed as a director.  Neither Mr. Du Wang, Mr. Eric Shi, nor Ms. Hoki Luk has any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010

SINOBIOPHARMA, INC.

By:	/s/ Lequn Huang
Lequn Huang
Chief Executive Officer